UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

Amanasu Technologies Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-31261	98-0351508
(Commission File Number)	(IRS Employer
Identification No.)

701 Fifth Avenue, 42nd Floor, Seattle, WA
(Address of Principal Executive Offices) (Zip Code)

206-262-8188
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of November 12, 2004, Masafumi Hata vacated his position as Chairman, President, Chief Financial Officer, Director, Secretary and Treasurer of the Registrant as a result of personal problems unrelated to the Registrant.

The resignation of Masafumi Hata is not as a result of any disagreements with the Registrant on any matter relating to the Registrant's operations, policies or practices.

Hideyuki Shiraishi will assume the vacant positions of Chairman, President, Chief Financial Officer, Director, Secretary and Treasurer, effective November 12, 2004.

Mr. Shiraishi, age 46, graduated from the Tsuru University in Japan with a Bachelor of Arts in April 1984.  After graduation he worked for Colliers Halifax ("Halifax") from May 1984 through March 1992.  Halifax is a company 50% owned by Jardine Matheson, an Asian-based conglomerate building its operations into market leaders across Asia Pacific.   Halifax is a foreign-owned real estate services company in Japan and engaged in property, investment management and service activities, specializing in assisting foreign companies to manage, build, lease, buy and sell commercial, industrial and residential properties.

As a Property Development Consultant for Halifax, Mr. Shiraishi worked with companies such as Tacobell, Tommy Hilfiger, Coca Cola, and American Express.

In April 1992, Mr. Shiraishi became the Director of Real Estate/Property Development for The Disney Store Inc. and launched the first Disney Store in Japan in August of 1992.  In February 1999, he resigned from this position after establishing 83 Disney Stores through Japan.

From 1997 throughout 1999, Mr. Shiraishi held the post of Trustee of the Japan Council of Shopping Centers (the "Council").  The Council is a member of the International Council of Shopping Centers and is the global trade association of the shopping center industry.

From March 1999 through June 2000, Mr. Shiraishi became the Representative Director of Sephora AAP Japan and launched 6 stores in Ginza, Shinsaibashi, Shibuya, Shinjuku, Ikebukuro, and Laraport.

From July 2000 through May 2003, Mr. Shiraishi became the Director of Real Estate and Property Development at LVMH Moet Hennessy Louis Vuitton Japan, a parent company of Sephora, where he launched several stores in Japan for companies such as Chaumet and Christian Dior.

From June 2003 to present, Mr. Shiraishi has held the position Chief Project Leader for the Institute for Eco and Economic Systems (the "Institute").  The Institute's main objective is to develop environmentally friendly products for used in all areas of commerce.  As Chief Project Leader, Mr. Shiraishi is responsible in heading the department of New Product Development.

As of November 12, 2004, Mr. Shiraishi will be involved with seeking potential projects and overseeing operations of the Registrant and will hold his position of Chairman, President, Chief Financial Officer, Director, Secretary and Treasurer for a one year term.

In holding such positions, Mr. Shiraishi may not become an employee of, independent contractor of, consultant to, or perform any services for competitors of the Registrant for a one-year period following the termination of his employment with the Registrant.

Item 9.01.

 Financial Statements and Exhibits

(a)

Financial statements:  None.

(b)

Pro forma financial information:  None.

(c)

Exhibits: None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 12, 2004

Amanasu Technologies Corporation

By:

/s/ Hideyuki Shiraishi

_______________________

Hideyuki Shiraishi, President